As filed with the U.S. Securities and Exchange Commission on May 10, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Sunesis Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3295878
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

395 Oyster Point Boulevard, Suite 400

South San Francisco, CA 94080

(650) 266-3500

(Address of principal executive offices including zip code)

2011 Equity Incentive Plan

2011 Employee Stock Purchase Plan

(Full title of the plan)

Daniel N. Swisher, Jr.

Chief Executive Officer, President, Interim Chief Financial Officer and Corporate Secretary

395 Oyster Point Boulevard, Suite 400

South San Francisco, CA 94080

(650) 266-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Mehdi Khodadad

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304-1130

Telephone: (650) 843-5000

Fax: (650) 849-7400

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
2011 Equity Incentive Plan, Common Stock, par value $0.0001 per share	836,981 shares	$3.025	$2,531,868	$294
2011 Employee Stock Purchase Plan, Common Stock, par value $0.0001 per share	209,245 shares	$3.025	$632,966	$73
Total:	1,046,226 shares	$3.025	$3,164,834	$367

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s common stock that become issuable under the 2011 Equity Incentive Plan or the 2011 Employee Stock Purchase Plan as set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the registrant’s common stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee and non-employee benefit plans described herein.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the registrant’s common stock as reported on The NASDAQ Stock Market on May 5, 2017, in accordance with Rule 457(c) of the Securities Act.

EXPLANATORY NOTE

The Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements on Form S-8 of the Registrant relating to the same employee and non-employee benefit plans set forth herein are effective.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

This Registration Statement on Form S-8 is filed by Sunesis Pharmaceuticals, Inc., a Delaware corporation (“Registrant”), relating to 209,245 shares of its common stock, $0.0001 par value (the “Common Stock”), issuable to eligible employees of Registrant and its affiliates under the 2011 Employee Stock Purchase Plan (the “ESPP”) and relating to 836,981 shares of its Common Stock issuable to eligible employees, directors and consultants of Registrant and its affiliates under the 2011 Equity Incentive Plan (the “2011 Plan”). Registrant’s Forms S-8 Registration Statements filed with the U.S. Securities and Exchange Commission on June 6, 2011 (File No. 333-174732), March 14, 2012 (File No. 333-180101), March 13, 2013 (File No. 333-187234), May 7, 2014 (File No. 333-195781), March 12, 2015 (File No. 333-202696) and March 14, 2016 (File No. 333-210183) relating to the 2011 Plan and June 6, 2011 (File No. 333-174732), May 7, 2014 (File No. 333-195781) and March 12, 2015 (File No. 333-202696) relating to the ESPP are each incorporated by reference herein.

EXHIBITS

		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
3.1	Amended and Restated Certificate of Incorporation of the Registrant	10-K/A	000-51531	3.1	5/23/2007
3.2	Amended and Restated Bylaws of the Registrant	8-K	000-51531	3.2	12/11/2007
3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant	S-8	333-160528	3.4	7/10/2009
3.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant	8-K	000-51531	3.1	2/14/2011
3.5	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant	8-K	000-51531	3.1	9/7/2016
3.6	Certificate of Designation of Series B Convertible Preferred Stock	8-K	000-51531	3.1	12/16/2015
4.1	Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4 and 3.5
4.2	Specimen Common Stock certificate of the Registrant	S-1	333-121646	4.1	12/23/2004
4.3	Specimen Preferred Stock Certificate	8-K	000-51531	4.1	12/16/2015
5.1	Opinion of Cooley LLP					X
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Cooley LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (included on signature page)					X
99.1	Sunesis Pharmaceuticals, Inc. 2011 Equity Incentive Plan	S-8	333-174732	99.1	6/6/2011
99.2	Sunesis Pharmaceuticals, Inc. 2011 Employee Stock Purchase Plan	S-8	333-174732	99.2	6/6/2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of South San Francisco, State of California, on this 10th day of May, 2017.

SUNESIS PHARMACEUTICALS, INC.

By:	/s/ Daniel N. Swisher, Jr.
Daniel N. Swisher, Jr.
Chief Executive Officer, President, Interim Chief Financial Officer and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel N. Swisher, Jr. as his true and lawful attorney-in-fact and agent, with full power to act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, with full power to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ James W. Young, Ph.D.
James W. Young, Ph.D.	Chairman of the Board	May 9, 2017

/s/ Daniel N. Swisher, Jr.	Chief Executive Officer, President, Interim Chief Financial Officer, Corporate Secretary and Director
Daniel N. Swisher, Jr.	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	May 10, 2017

/s/ Steve Carchedi
Steve Carchedi	Director	May 8, 2017

/s/ Matthew K. Fust
Matthew K. Fust	Director	May 9, 2017

/s/ Steven B. Ketchum, Ph.D.
Steven B. Ketchum, Ph.D.	Director	May 9, 2017

/s/ Dayton Misfeldt
Dayton Misfeldt	Director	May 9, 2017

/s/ Geoffrey M. Parker
Geoffrey M. Parker	Director	May 10, 2017

/s/ Homer L. Pearce, Ph.D.
Homer L. Pearce, Ph.D.	Director	May 9, 2017

/s/ David C. Stump, M.D.
David C. Stump, M.D.	Director	May 10, 2017

EXHIBIT INDEX

		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
3.1	Amended and Restated Certificate of Incorporation of the Registrant	10-K/A	000-51531	3.1	5/23/2007
3.2	Amended and Restated Bylaws of the Registrant	8-K	000-51531	3.2	12/11/2007
3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant	S-8	333-160528	3.4	7/10/2009
3.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant	8-K	000-51531	3.1	2/14/2011
3.5	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant	8-K	000-51531	3.1	9/7/2016
3.6	Certificate of Designation of Series B Convertible Preferred Stock	8-K	000-51531	3.1	12/16/2015
4.1	Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4 and 3.5
4.2	Specimen Common Stock certificate of the Registrant	S-1	333-121646	4.1	12/23/2004
4.3	Specimen Preferred Stock Certificate	8-K	000-51531	4.1	12/16/2015
5.1	Opinion of Cooley LLP					X
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Cooley LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (included on signature page)					X
99.1	Sunesis Pharmaceuticals, Inc. 2011 Equity Incentive Plan	S-8	333-174732	99.1	6/6/2011
99.2	Sunesis Pharmaceuticals, Inc. 2011 Employee Stock Purchase Plan	S-8	333-174732	99.2	6/6/2011